UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2005
DISCOVERY BANCORP
Incorporated Under the Laws of the State of California

333-122090 Commission File Number	20-1814766 I.R.S. Employer Identification Number
338 Via Vera Cruz
San Marcos, California 92078
(760) 736-8900
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01	Changes in Registrant’s Certifying Accountant
Effective December 1, 2005, the Audit Committee of Discovery Bancorp (the “Company”) approved the dismissal of Moss Adams LLP Certified Public Accountants (“Moss Adams”) as its principal independent accountant. Neither of the reports issued by Moss Adams on the consolidated audited financial statements for the periods ended December 31, 2003 and December 31, 2004 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the two fiscal years ended December 31, 2004, there were no disagreements with Moss Adams, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.
In early 2005, Moss Adams advised the Company that it needed additional expertise to assist with controls over financial reporting and that a material weakness existed on a going forward basis. Moss Adams was therefore of the opinion that internal controls necessary to develop reliable financial statements did not exist. The Company’s Audit Committee discussed the matter with Moss Adams and was in agreement with Moss Adams regarding the need to retain additional expertise to assist with controls over financial reporting. As a result of such discussions, a new controller was hired on March 1, 2005, who assisted in the preparation of the Company’s amended Registration Statement on Form S-4, which was filed with the Securities and Exchange Commission in connection with the holding company reorganization. That individual left in early May 2005 to take another position. More recently, the Company’s and its subsidiary bank’s chief financial officer, Ms. Lou Ellen Ficke, tendered her resignation which was effective September 30, 2005. Therefore, management instituted a search for a new chief financial officer or similar senior financial executive and effective July 21, 2005, Mr. Martin McNabb commenced employment as the Company’s and its subsidiary bank’s controller. Effective October 1, 2005, upon Ms. Ficke’s departure, Mr. McNabb became the chief financial officer of the Company and its bank subsidiary. Mr. McNabb has hired a controller and taken additional steps to ensure appropriate controls over financial reporting are in place. The Company’s management believes these actions taken have addressed the above mentioned material weakness and that there is no longer a material weakness in the finance area on a going forward basis. Furthermore, the Company has authorized Moss Adams to respond fully to any inquiries of Hutchinson & Bloodgood LLP Certified Public Accountants (“Hutchinson & Bloodgood”), the Company’s successor accountant, concerning the above subject matter.
Effective December 1, 2005, the Company engaged Hutchinson & Bloodgood as its principal independent accountant to audit the financial statements commencing with the year ended December 31, 2005.
Prior to their engagement as the Company’s new accountant, the Company consulted with Hutchinson & Bloodgood regarding the need for additional expertise to assist with controls over financial reporting. Hutchinson & Bloodgood agreed with the Company’s view that the actions taken with respect to the hiring of additional persons with financial reporting expertise have addressed the above mentioned material weakness and that there is no longer a material weakness in the finance area on a going forward basis. The Company did not receive any written views from Hutchinson & Bloodgood regarding the matter.
Neither the Company, nor someone on its behalf, consulted Hutchinson & Bloodgood regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit	Page
16	Letter from Moss Adams LLP Certified Public Accountants	3
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY BANCORP
Date: December 7, 2005
	By:	/s/ Martin McNabb
Martin McNabb
Executive Vice President and Chief Financial Officer

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